SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2006

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413

(States or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006, Pharmos Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vela Pharmaceuticals Inc., a Delaware corporation (“Vela”) and Vela Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Sub”). At the closing of the transactions contemplated under the Merger Agreement, the Company will issue 11,500,000 shares (the “Initial Shares”) of the Company’s Common Stock, the outstanding stock of Vela will be cancelled and Vela will merge with and into Sub, with Sub surviving as a subsidiary of the Company. In addition, at the closing, the Company will pay $5.0 million in cash to Vela to repay all accrued interest and a portion of the principal amount of Vela’s outstanding bridge note indebtedness and to satisfy certain of its outstanding liabilities. Vela’s stockholders may also receive (i) an additional 4,000,000 shares of the Company’s Common Stock upon successful completion of a Phase IIb clinical trial related to the development of dextofisopam within four years of closing and (ii) an additional 4,000,000 shares of the Company’s Common Stock upon the filing of a New Drug Application with the U.S Food and Drug Administration for dextofisopam within eight years of closing.

The Company has agreed to register all shares issued in connection with the Merger Agreement for resale. Sales of the Initial Shares shall be restricted as follows: none of the Initial Shares may be sold for a period of six months following the closing; one-third of the Initial Shares may be sold commencing six months after closing; two-thirds of the Initial Shares may be sold commencing one year after closing; and all of the Initial Shares may be sold commencing 18 months after the closing.

Consummation of the transactions contemplated under the Merger Agreement is subject to approval by stockholders of the Company and Vela. In addition, the Company has entered into a voting agreement with the holders of a majority of Vela’s outstanding capital stock (determined on an as-converted to common stock basis) to ensure their approval of the transactions contemplated by the Merger Agreement, subject to the satisfaction of certain closing conditions set forth in the Merger Agreement. Assuming the Company’s and Vela’s stockholders approve the transaction, the Company anticipates that a closing under the Merger Agreement will occur no later than August 2006.

Following the closing of the transaction, three members of Vela’s Board of Directors will join the Company’s Board of Directors and one existing Director, not yet determined, of the Company will resign from the Company’s Board.

On March 15, 2006, the Company issued the press release attached as Exhibt 99.1 hereto in connection with the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

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2.1.            Agreement and Plan of Merger by among Pharmos Corporation, Vela Acquisition Corporation and Vela Pharmaceuticals Inc. dated March 14, 2006.

99.1	Press release of Pharmos Corporation, dated March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of March, 2006.

PHARMOS CORPORATION

By:	/s/ James A. Meer

Name: James A. Meer

Title: Senior Vice President and Chief Financial Officer

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